EXH 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-269326) and Form S-8 (No. 333-265572) of our report dated March 26, 2024, with respect to the consolidated financial statements of Marpai, Inc. and subsidiaries, which appears in this annual report on Form 10-K.

Melville, NY

March 26, 2024

An Independent Member of Urbach Hacker Young International